Exhibit 99.1

Electronic Game Card, Inc. Appoints New U.S. Based Chief Financial Officer

NEW YORK, NY/LONDON – August 10, 2009 - Electronic Game Card, Inc. (OTCBB: EGMI) (“EGC”), announced today that  it has appointed Thomas E. Schiff as its chief financial officer effective September 1, 2009, replacing Linden J. Boyne who is retiring after serving as ECG’s interim chief financial officer, corporate secretary and board member over the last three years.  Mr. Schiff, formerly a certified public accountant with over 15 years of public and private company CFO experience, will work from the Company’s new headquarters to be located in Irvine, CA.

Mr. Schiff brings over 30 years of executive experience in the gaming, electronic security, marketing and manufacturing industries.  He received his CPA certification while at KPMG (formerly Peat, Marwick & Mitchell) where he was an audit services and computer audit specialist.  He also holds an MBA and a Bachelor of Arts degree in economics from Stanford University.  Mr. Schiff previously served as executive vice president and CFO for Planetwide Games, Inc., interactive entertainment software and digital media company, where he was actively involved in the transition of the company from development stage into commercialization, executed license agreements with entities such as Electronic Arts, Sony Online Entertainment, National Geographic, Marvel Characters, and Viacom/Paramount Pictures.  Prior to this he was executive vice president and CFO of SSP Solutions, Inc. (NASDAQ: SSPX), a digital security company providing PKI-based solutions, where he managed two mergers, multiple complex financings and significantly reduced expenses.  From 1996 to 2000, Mr. Schiff was chief financial officer for Gotcha International, L.P., an international trademark licensor of apparel products, responsible for the structuring and negotiations of numerous business ventures.

Commenting on Mr. Schiff’s appointment, Kevin Donovan, EGC’s chief executive officer, said, “Our search for a highly qualified financial executive with relevant industry and public company experience was extensive.  Tom Schiff has stellar credentials and an entrepreneurial enthusiasm that should prove instrumental in accomplishing our mission of achieving EGC’s market potential.  Throughout his career, Tom has worked through restructurings, turnarounds and importantly business expansions, establishing proper financial controls and improving processes and performance.  We expect Tom to be a vital part of our management team as we build our client base, develop strategic partnerships, and expand our platform.”

“This is an exciting time in Electronic Game Card’s evolution.  The company has completed its turnaround, entered its commercialization phase while establishing a healthy financial base,” commented Tom Schiff.  “Having successfully guided a number of companies through significant transitional and high growth periods, I am eager to become part of EGC’s management team to participate in its further development.  The company is poised for significant business expansion as it secures enterprise contracts and joint venture partnerships.”

The Board of Directors of Electronic Game Card, Inc. wishes to thank Linden Boyne for his efforts during the last three years.  He was instrumental, along with Lee Cole the former interim CEO of EGC, in giving the Company the foundation it now has, and we wish him good health and happiness in the future.

About Electronic Game Card, Inc.
Electronic Game Card, Inc., (OTCBB: EGMI), develops, produces and markets innovative games to the promotional industry worldwide, toys and games, casinos and lottery.  The Company’s lead product is the EGC Electronic GameCard™, a unique credit card-sized pocket game combining patent and patent-pending proprietary technology of interactive capability with “instant win” excitement.  The EGC Electronic GameCard™ can be programmed to suit a variety of gaming and promotion applications.

EGMI's client base extends across the $100 billion global market of sales promotion, gaming and casinos, Indian gaming and state and national lotteries markets. EGMI develops sales and marketing relationships with agents and distributors globally and currently has agents and distributors in North America, United Kingdom, Ireland, Mexico, Italy, Sweden, Norway, Denmark, Finland, South Africa Australia, New Zealand and Japan.

For further information please visit www.electronicgamecard.com

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially.  Risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission.

Contact
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
(212) 681-4108
yvonne@grannusfinancial.com

or

Kevin Donovan
Chief Executive Officer
Electronic Game Card, Inc.
(888) 341-3421
investor.relations@electronicgamecard.com